UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————————

FORM 8-A/A

Amendment No. 1 dated December 12, 2005
to Form 8-A filed on December 8, 2005

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

Cayman Islands	98-0191089
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which
each class is to be registered
7.00% Equity Security Units	The New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates (if applicable): 333-130036

Securities to be registered pursuant to Section 12(g) of the Act:

NONE
(Title of class)

        The undersigned registrant hereby amends the Form 8-A originally filed on December 8, 2005 relating to the registration of 7.00% Equity Security Units of XL Capital Ltd (the “Company” or the “Registrant”) to read in its entirety as set forth herein.

Item 1:         Description of Registrant's Securities to be Registered.

        The description of Registrant’s securities to be registered is herein incorporated by reference to the information set forth under the captions “Description of the Equity Security Units” and “Description of the Senior Notes” in the Prospectus Supplement dated December 6, 2005 and under the captions “Description of XL Capital Ordinary Share Purchase Contracts and Ordinary Share Purchase Units,” “Description of XL Capital Debt Securities” and “Description of XL Capital Ordinary Shares” in the accompanying Prospectus dated December 1, 2005, each as filed with the Securities and Exchange Commission (the “Commission”) on December 8, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2:         Exhibits.

        The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 6, 2005, by and among the Registrant and Goldman, Sachs & Co., Citigroup Global Markets Inc. and the other underwriters named on Schedule I thereto, as Underwriters, incorporated by reference to Exhibit 1.2 to the Current Report on Form 8-K, filed by the Registrant with the Commission on December 12, 2005.

4.1	Indenture, dated as of June 2, 2004, between the Registrant and The Bank of New York, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (No. 333-116245) filed on June 7, 2004.

4.2	Third Supplemental Indenture, dated December 9, 2005, to the Indenture, dated as of June 2, 2004, between the Registrant and The Bank of New York, as trustee, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed by the Registrant with the Commission on December 12, 2005.

4.3	Purchase Contract Agreement, dated December 9, 2005, between the Registrant and The Bank of New York, as Purchase Contract Agent, incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed by the Registrant with the Commission on December 12, 2005.

4.4	Pledge Agreement, dated December 9, 2005, by and among the Registrant and The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York, as Purchase Contract Agent, incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K, filed by the Registrant with the Commission on December 12, 2005.

4.5	Form of Remarketing Agreement to be entered into by and among the Registrant and The Bank of New York, as Purchase Contract Agent, and a remarketing agent to be named therein, as Remarketing Agent, incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K, filed by the Registrant with the Commission on December 12, 2005.

4.6	Form of Normal Units Certificate (included in Exhibit 4.3 hereto).

4.7	Form of Stripped Units Certificate (included in Exhibit 4.3 hereto).

4.8	Form of Senior Note (included in Exhibit 4.2 hereto)

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:	December 12, 2005
XL CAPITAL LTD
(Registrant)

		By:	/s/ Kirstin Romann Gould

			Name:	Kirstin Romann Gould
			Title:	Senior Vice President and
Chief Corporate Legal Officer